Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the registration statements (Nos. 333-53486, 333-66688, 333-86542, 333-104956, 333-197433, 333-223420 and 333-252368) on Form S-3, registration statement (No. 333-237599) on Form S-4, registration statements (Nos. 333-116697, 333-145291, 333-156538, 333-167015, 333-181710, 333-196263, 333-211642, 333-211643, 333-224924, 333-228290, 333-231366, 333-238925 and 333-238926) on Form S-8 of Assertio Holdings, Inc. of our report dated December 16, 2021, with respect to the special purpose financial statements of the Otrexup® Product Line of Antares Pharma, Inc., which report appears in the Form 8-K/A of Assertio Holdings, Inc. dated December 16, 2021.

/s/ KPMG LLP

Minneapolis, Minnesota

December 16, 2021